COMMERCIAL LINE OF CREDIT
AGREEMENT AND NOTE

Southern Bank
Dexter Market Street (Branch 73)
303 W. Market
Dexter, Missouri 63841

LOAN NUMBER	AGREEMENT DATE	LINE OF CREDIT LIMIT	DRAW EXPIRATION DATE	MATURITY DATE
10004114	April 12, 2024	$750,000.00	April 15, 2025	April 12, 2025
LOAN PURPOSE: 8-WORKING CAPITAL				

BORROWER INFORMATION

SELECTIS HEALTH, INC.
8480 E Orchard Rd
Ste 4900
Greenwood Village, CO 80111-5027

LINE OF CREDIT AGREEMENT AND NOTE. This Commercial Line of Credit Agreement and Note will be referred to in this document as the "Agreement."

LENDER. "Lender" means Southern Bank whose address is 303 W. Market, Dexter, Missouri 63841, its successors and assigns.

BORROWER. "Borrower" means each person or legal entity who signs this Agreement.

PROMISE TO PAY. For value received, receipt of which is hereby acknowledged, on or before April 12, 2025 (the "Maturity Date"), the Borrower promises to pay the principal amount of Seven Hundred Fifty Thousand and 00/100 Dollars ($750,000.00) (the "Line of Credit Limit") or such lesser amount as shall have been advanced by Lender, from time to time, to or on behalf of Borrower under the terms of this Agreement, and all interest on the outstanding principal balance and any other charges, including service charges, to the order of Lender at its office at the address noted above or at such other place as Lender may designate in writing. The Borrower will make all payments in lawful money of the United States of America.

FUNDS ADVANCED. The sum of $1,008.00 has been advanced by Lender at the special instance and request of the Borrower.

PAYMENT SCHEDULE. This Agreement will be paid according to the following required payment schedule: Beginning on May 15, 2024, monthly payments of accrued and unpaid interest. The unpaid principal balance of this Agreement, together with all accrued interest and charges owing in connection therewith, shall be due and payable on the Maturity Date.

APPLICATION OF PAYMENTS. All payments received by the Lender from the Borrower for application to this Agreement may be applied to the Borrower's obligations under this Agreement in such order as determined by the Lender.

INTEREST.

Interest Rate and Scheduled Payment Changes. Interest will begin to accrue on the date of this Agreement. The interest rate on this Agreement will be fixed at 8.500 % per annum.

Compliance with Law. Nothing contained herein shall be construed as to require the Borrower to pay interest at a greater rate than the maximum allowed by law. If, however, from any circumstances, Borrower pays interest at a greater rate than the maximum allowed by law, the obligation to be fulfilled will be reduced to an amount computed at the highest rate of interest permissible under applicable law and if, for any reason whatsoever, Lender ever receives interest in an amount which would be deemed unlawful under applicable law, such interest shall be automatically applied to amounts owed, in Lender's sole discretion, or as otherwise allowed by applicable law.

Accrual Method. Interest on this Agreement is calculated on an **Actual/360** day basis. This calculation method results in a higher effective interest rate than the numeric interest rate stated in this Agreement. Interest accrues using an Actual/360 days counting method.

LATE PAYMENT CHARGE. If any required payment is more than 15 days late, then at Lender's option, Lender will assess a late payment charge of 5% of the amount of regularly scheduled payment.

LINE OF CREDIT TERMS.

General. At any time prior to the Draw Expiration Date, the Borrower and Lender agree that the Borrower may request an advance under this Agreement up to a maximum amount equal to the Line of Credit Limit if before and after the request:

- The outstanding borrowings under this Agreement are not in excess of the Line of Credit Limit.
- An Event of Default does not exist.
- The Lender is not precluded by law from making the advance.

Advances.

Requests. Advances under this Agreement may be requested orally or in writing by the Borrower or by an authorized person on behalf of the Borrower.

Advance Amounts. The initial advance will be in the amount of $1,008.00.

Limits on Advances. The total of any pending advances requested and the unpaid principal amount, at any given time, cannot exceed the Line of Credit Limit.

Account. All advances made will be charged to a loan account in Borrower's name on Lender's books, and the Lender shall debit such account the amount of each advance made to, and credit to such account the amount of each repayment made by Borrower. Lender shall provide to Borrower a monthly statement of Borrower's loan account, which shall be deemed to be correct, accepted by, and binding upon Borrower unless Lender receives a written statement of exception from Borrower within 10 days after such statement is furnished.

Other Condition for Advances. AT LENDER'S DISCRETION

Suspension and Termination. Advances under this Agreement will be available until the earliest of any date or event described below occurs: (a) The Draw Expiration Date, (b) the Maturity Date, (c) the date the Line of Credit is canceled by Borrower, or (d) the date the Line of Credit is canceled by the Lender due to an occurrence of an Event of Default.

SECURITY TO NOTE. Security for this Agreement is granted pursuant to the following security document(s):

- Commercial Security Agreement executed by SELECTIS HEALTH, INC. evidencing security interest in ACCOUNTS RECEIVABLE, INVENTORY, EQUIPMENT dated April 12, 2024.

RIGHT OF SET-OFF. To the extent permitted by law, Borrower agrees that Lender has the right to set-off any amount due and payable under this Agreement, whether matured or unmatured, against any amount owing by Lender to Borrower including any or all of Borrower's accounts with Lender. This shall include all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. Such right of set-off may be exercised by Lender against Borrower or against any assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor of Borrower, or against anyone else claiming through or against Borrower or such assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off has not been exercised by Lender prior to the making, filing or issuance or service upon Lender of, or of notice of, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, or issuance of execution, subpoena or order or warrant. Lender will not be liable for the dishonor of any check when the dishonor occurs because Lender set-off a debt against Borrower's account. Borrower agrees to hold Lender harmless from any claim arising as a result of Lender exercising Lender's right to set-off.

RELATED DOCUMENTS. The words "Related Documents" mean all promissory notes, security agreements, mortgages, deeds of trust, deeds to secure debt, business loan agreements, construction loan agreements, resolutions, guaranties, environmental agreements, subordination agreements, assignments, and any other documents or agreements executed in connection with the indebtedness evidenced by this Agreement, whether now or hereafter existing, including any modifications, extensions, substitutions or renewals of any of the foregoing. The Related Documents are hereby made a part of this Agreement by reference thereto, with the same force and effect as if fully set forth herein.

DEFAULT. Upon the occurrence of any one of the following events (each, an "Event of Default" or "default" or "event of default"), Lender's obligations, if any, to make any advances will, at Lender's option, immediately terminate and Lender, at its option, may declare all indebtedness of Borrower to Lender under this Agreement immediately due and payable without further notice of any kind notwithstanding anything to the contrary in this Agreement or any other agreement: (a) Borrower's failure to make any payment on time or in the amount due; (b) any default by Borrower under the terms of this Agreement or any other Related Documents; (c) any default by Borrower under the terms of any other agreement between Lender and Borrower; (d) the death, dissolution, or termination of existence of Borrower or any guarantor; (e) Borrower is not paying Borrower's debts as such debts become due; (f) the commencement of any proceeding under bankruptcy or insolvency laws by or against Borrower or any guarantor or the appointment of a receiver; (g) any default under the terms of any other indebtedness of Borrower to any other creditor; (h) any writ of attachment, garnishment, execution, tax lien or similar instrument is issued against any collateral securing the loan, if any, or any of Borrower's property or any judgment is entered against Borrower or any guarantor; (i) any part of Borrower's business is sold to or merged with any other business, individual, or entity; (j) any representation or warranty made by Borrower to Lender in any of the Related Documents or any financial statement delivered to Lender proves to have been false in any material respect as of the time when made or given; (k) if any guarantor, or any other party to any Related Documents terminates, attempts to terminate or defaults under any such Related Documents; (l) Lender has deemed itself insecure or there has been a material adverse change of condition of the financial prospects of Borrower or any collateral securing the obligations owing to Lender by Borrower. Upon the occurrence of an event of default, Lender may pursue any remedy available under any Related Document, at law or in equity.

GENERAL WAIVERS. To the extent permitted by law, the Borrower severally waives any required notice of presentment, demand, acceleration, intent to accelerate, protest, and any other notice and defense due to extensions of time or other indulgence by Lender or to any substitution or release of collateral.

NO WAIVER. No failure or delay of Lender to exercise any right, remedy, power, or privilege hereunder shall affect that right, remedy, power, or privilege nor shall any single or partial exercise thereof preclude the exercise of any right, remedy, power, or privilege. No failure or delay to demand strict adherence to the terms of this Agreement shall be deemed to constitute a course of conduct inconsistent with Lender's right at any time, before or after an event of default, to demand strict adherence to the terms of this Agreement. If Lender waives or delays enforcing a right, Lender may still enforce the same right later.

JOINT AND SEVERAL LIABILITY. The liability of all parties obligated in any manner under this Agreement shall be joint and several, to the extent of their respective obligations.

SEVERABILITY. If a court of competent jurisdiction determines any term or provision of this Agreement is invalid or prohibited by applicable law, that term or provision will be ineffective to the extent required. Any term or provision that has been determined to be invalid or prohibited will be severed from the rest of this Agreement without invalidating the remainder of either the affected provision or this Agreement.

SURVIVAL. The rights and privileges of the Lender hereunder shall inure to the benefits of its successors and assigns, and this Agreement shall be binding on all heirs, executors, administrators, assigns, and successors of Borrower.

ASSIGNABILITY. Lender may assign, pledge or otherwise transfer this Agreement or any of its rights and powers under this Agreement without notice, with all or any of the obligations owing to Lender by Borrower, and in such event the assignee shall have the same rights as if originally named herein in place of Lender. Borrower may not assign this Agreement or any benefit accruing to it hereunder without the express written consent of the Lender.

ORAL AGREEMENTS DISCLAIMER. Oral or unexecuted agreements or commitments to loan money, extend credit or to forbear from enforcing repayment of a debt including promises to extend or renew such debt are not enforceable, regardless of the legal theory upon which it is based that is in any way related to the credit agreement. To protect you (borrower(s)) and us (creditor) from misunderstanding or disappointment, any agreements we reach covering such matters are contained in this writing, which is the complete and exclusive statement of the agreement between us, except as we may later agree in writing to modify it.

GOVERNING LAW. This Agreement is governed by the laws of the state of Missouri except to the extent that federal law controls.

HEADING AND GENDER. The headings preceding text in this Agreement are for general convenience in identifying subject matter, but have no limiting impact on the text which follows any particular heading. All words used in this Agreement shall be construed to be of such gender or number as the circumstances require.

ATTORNEY'S FEES, COSTS, AND EXPENSES. Borrower agrees to pay all of Lender's fees, costs, and expenses arising out of or related to the enforcement of this Agreement or the relationship between the parties. Included in the fees that Lender may recover from Borrower are the reasonable attorney's fees that Lender incurs, including all fees incurred in the course of representing Lender before, during, or after any lawsuit, arbitration, or other proceeding and those incurred in appeals, whether the issues arise out of contract, tort, bankruptcy, or any other area of law. Included in the costs and expenses which Lender may recover are all court, alternative dispute resolution or other collection costs, and all expenses incidental to perfecting Lender's security interests and liens, preserving the collateral (including payment of taxes and insurance), records searches, and expenses related to audits, inspection, and copying. All amounts Lender is entitled to recover shall accrue interest at the highest rate provided in any of the Related Documents from the date any such fee, cost, or expense is incurred.

TRANSFERABLE RECORD. Borrower agrees that this Agreement is intended to be and shall be treated as an effective, enforceable, and valid transferable record.

WAIVER OF JURY TRIAL. All parties to this Agreement hereby knowingly and voluntarily waive, to the fullest extent permitted by law, any right to trial by jury of any dispute, whether in contract, tort, or otherwise, arising out of, in connection with, related to, or incidental to the relationship established between them in this Agreement or any other instrument, document or agreement executed or delivered in connection with this Agreement or the Related Documents.

By signing this Agreement, Borrower acknowledges reading, understanding, and agreeing to all its provisions and receipt hereof.

SELECTIS HEALTH, INC.

By: JIM CREAMER Its: CFO	By: ADAM DESMOND Its: CEO

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